Exhibit 10.3

AMENDMENT NO. 2
TO THE
PERRIGO COMPANY
ANNUAL INCENTIVE PLAN
WHEREAS, Perrigo Company (the “Company”), a subsidiary of Perrigo Company plc, sponsors the Perrigo Company Annual Incentive Plan (the “MIB”); and
WHEREAS, the Company desires to amend the MIB to reflect that sponsorship of the MIB transferred to Perrigo Company plc and to rename the MIB the “Perrigo Company plc Annual Incentive Plan.”
NOW, THEREFORE, the MIB is amended as follows effective as of June 14, 2016:

1.	The introductory paragraph of the MIB is amended to read as follows:
Perrigo Company, a Michigan corporation, adopted the Perrigo Company Annual Incentive Plan (“MIB”) for the purpose of enhancing the Company’s ability to attract and retain highly qualified employees and to provide additional financial incentives to such employees to promote the success of the Company and its subsidiaries. Remuneration payable under the Plan is intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and Section 1.162-27 of the Treasury Regulations promulgated thereunder, and the Plan shall be construed consistently with such intention. Effective June 14, 2016, sponsorship of the MIB transferred to Perrigo Company plc and the MIB was renamed the Perrigo Company plc Annual Incentive Plan (the “Plan”).
2.    Subsection 1(a) of the MIB (definition of “Board”) is amended to read as follows:
(a)    “Board” shall mean the Board of Directors of the Plan Sponsor.
3.    Subsection 1(c) of the MIB (definition of “Committee”) is amended to read as follows:
(c)    “Committee” shall mean the Remuneration Committee of the Board or such other committee appointed by the Board to administer the Plan that is comprised of not less than two directors of the Plan Sponsor, each of whom shall qualify in all respects as an “outside director” within the meaning of Section 162(m) of the Code and Section 1.162-27(e)(3) of the Regulations.
4.    Subsection 1(i) of the MIB (definition of “Participant”) is amended by deleting the word “subsidiaries” and inserting “affiliates” in its place.
5.    The first sentence of subsection 1(k) of the MIB (definition of “Performance Measures”) is amended by inserting “the Plan Sponsor or” immediately prior to the words “the Company”.

6.	A new subsection (n) is added to Section 1 of the MIB to read as follows:
(n)    “Plan Sponsor” shall mean Perrigo Company plc.
7.    The third sentence of Section 2 (“Administration of Plan”) of the MIB is amended by deleting the word “subsidiaries” and inserting “affiliates” in its place.
8.    The first sentence of Section 6 (“Termination of Employment”) of the MIB is amended by deleting the word “subsidiaries” and inserting “its affiliates” in its place.
9.    The first sentence of Section 8 of the MIB (“No Right to Continued Employment”) is amended by inserting “the Plan Sponsor,” immediately prior to the words “the Company,”.
10.    The first sentence of Section 12 (“Repayment/Forfeiture of Incentive Bonus”) of the MIB is amended by inserting “the Plan Sponsor or” immediately prior to the words “the Company,” and the last sentence is amended by inserting “or any affiliate of the Company” immediately after the words “the Company”.
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IN WITNESS WHEREOF, Perrigo Company has caused this Amendment No. 2 to be executed by its duly authorized officer this 17th day of June, 2016.
PERRIGO COMPANY

By:	/s/ Judy L. Brown

Title:	Executive Vice President, Business Operations and Chief Financial Officer